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                                 EMPLOYMENT AGREEMENT


           AGREEMENT, made and entered into as of the 8th day of September, 1997 by and between INTEK DIVERSIFIED CORPORATION, a Delaware corporation
(together with its successors and assigns permitted under this Agreement, the "Company"), and ROBERT J. SHIVER (the "Executive").

                                 W I T NE S S E T H:

     WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

1 . DEFINITIONS.

     (a) "BASE SALARY" shall mean the Executive's base salary in accordance with Section 4 below.

     (b)   "BOARD" shall mean the Board of Directors of the Company.

     (c)   "CAUSE" shall mean:

           (1) the willful and continued failure by the Executive to substantially perform his duties as the Company's Chief Executive Officer, and Chairman of the Board, or a willful and continued material breach by the Executive of this Agreement after written notice from the Board delivered to the Executive identifying the manner in which the Board believes that the Executive has not substantially performed his duties or is in material breach of this Agreement; or

           (2) conviction of criminal conduct by the Executive which is injurious to the Company or a Subsidiary.

     (d) "CHANGE-IN-CONTROL DATE" shall mean the date that Securicor Communications Ltd., a corporation formed under the laws of England and Wales, or Securicor p1c, a corporation formed under the laws of England and Wales, directly or indirectly, no longer is a "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of at least 30% of the Voting Stock of the Company.

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     (e)   "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "COMMON STOCK" shall mean the common stock, $.01 par value per share, of the Company.

     (g)   "COMPETITIVE ACTIVITY" shall mean:

           (1) any activity which is competitive with the Company or any Subsidiary, regardless of whether the Executive engages in such activity as an employee, consultant, principal, agent, officer, director, partner or shareholder (except as a less than 1 % shareholder of a publicly traded company or a less than 5% shareholder of a privately held company); and

           (2) any activity which is competitive to a business that (x) is being conducted by the Company or any Subsidiary at the time in question and (y) was being conducted by the Company or any Subsidiary at the date of the termination of the Executive's employment.

Notwithstanding anything to the contrary in this Section 1 (g), an activity shall not be deemed to be a competitive activity (i) solely as a result of the Executive's being employed by or otherwise associated with a business of which a unit is in competition with the Company or any Subsidiary but as to which unit he does not have direct or indirect responsibilities for the products or product lines involved or (ii) if the activity contributes less than 5% of the revenues for the fiscal year in question of the business by which the Executive is employed or with which he is otherwise associated.

     (h) "DISABILITY" OR "DISABLED" shall mean a disability as determined under the Company's long-term disability plan or program in effect at the time the disability first occurs, or if no such plan or program exists at the time of disability, then a "disability" as defined under Code Section 22(e)(3).

     (i)   "EFFECTIVE DATE" shall mean August 27, 1997.

     (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

     (k)   "FAIR MARKET VALUE" shall mean:

           (1) the average of the highest and lowest selling prices of the Common Stock on the relevant date (or on the last preceding trading date if Common Stock was not traded on the relevant date) if Common Stock is readily tradeable on a national securities exchange or other market system; or

           (2) an amount determined in good faith by the Company as the fair market

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                 value of the Common Stock on the date of determination if
                 Common Stock is not readily tradeable on a national securities exchange or other market system.

     (l) "GOOD REASON" shall mean the occurrence of any of the following, without the Executive's prior written consent, during the 30 day period preceding the date the Executive terminates his employment with the Company:

           (1) a material adverse change in the Executive's position, duties or responsibilities with respect to his employment by the Company, including his removal from, or the failure to elect or reelect him to, the Board, and/or the failure of the Board to elect or reelect him to the position of Chairman;

           (2)   a reduction in the Executive's Base Salary;

           (3) a material reduction in the Executive's annual target award as specified in Section 6 below; or

           (4) a change in the Executive's principal work location by more than 50 miles and more than 50 miles from the Executive's principal place of abode as of the date of such change in the Executive's principal work location.

     (m) "SUBSIDIARY" shall mean a corporation of which the Company owns more than 50% of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50%.

     (n) "TERM OF EMPLOYMENT" shall mean the period specified in Section 2 below.

     (o) "VOTING STOCK" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2. TERM OF EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on (i) the Effective Date or (ii) on a date other than the Effective Date which has been mutually selected and agreed to by the Parties, and ending on the second anniversary of the Effective Date, subject to earlier termination of the Term of Employment in accordance with the terms of the Agreement. The Term of Employment shall be automatically renewed for a one-year period on the second anniversary of the Effective Date and on each anniversary of the Effective Date thereafter, unless (x) the Company has notified the Executive in writing in accordance with Section 24 below at least 180 days prior to the expiration of the then Term of Employment that it does not want the Term of Employment. to so renew or (y) the Executive has notified the Company in writing in accordance with Section 24 below at least 90 days prior to the expiration of the then Term of Employment that he does not want the Term of Employment to so renew.

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3.   POSITION, DUTIES AND RESPONSIBILITIES.

     (a) On or about the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Chief Executive Officer and Chairman of the Company and shall be responsible for the general management of the affairs of the Company. The Executive shall serve the Company faithfully, conscientiously and to the best of the Executive's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or Disability, the Executive shall devote substantially all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may reasonably require, to the duties of the Executive's employment. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

     (b) The Executive's principal work location shall be selected by the Executive within a reasonable period of time following the Effective Date. Such selection shall be subject to the consent of the Company.

     (c) It is the intention of the Parties that effective on or about the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be selected and serve as a member of the Board and as Chairman of the Board.

4. BASE SALARY. The Executive shall be paid an annualized Base Salary of $300,000, payable in accordance with the regular payroll practices of the Company. On the first anniversary of the Effective Date, and on each anniversary date thereafter, the annualized Base Salary payable to Executive shall be increased at the same rate as the rate of increase in the cost of living index applying on the East Coast of the United States of America (i.e. Consumer Price Index, "All-item Figures for Urban Wage Earners and Clerical Workers" for N.Y.-Northern N.J.-Long Island, NY, NJ-CT).

5. COMMENCEMENT BONUS. In addition to the Base Salary, Executive shall be entitled to receive a commencement bonus of $65,000, which shall be paid BY Company to Executive, less appropriate deductions for federal, state and local income taxes, FICA contributions and any other deductions required by law or authorized by Executive, on or before November 1, 1997.

6. ANNUAL INCENTIVE COMPENSATION PROGRAMS. The Executive shall participate in the Company's annual incentive compensation plan or program applicable to senior-level executives as established and modified from time to time BY the Board in its sole discretion. The Executive shall have an annual target award under such plan or program equal to a maximum of 40% of the Base Salary paid during the relevant performance period. Payment of annual incentive compensation awards shall be made at the same time that other senior-level executives receive their annual incentive compensation awards.

7.   LONG-TERM INCENTIVE COMPENSATION PROGRAMS.

     (a) The Executive shall be eligible to participate in the Company's applicable long-

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term incentive compensation plan as may be established and modified from time to time by the Board in its sole discretion.

     (b) (i) Notwithstanding anything herein to the contrary, on or about the Effective Date the Company shall grant the Executive under the Company's applicable long-term incentive compensation plan a total of 300,000 shares of Common Stock (the "Restricted Stock), which shall be subject to (i) restrictions on transferability by the Executive and 00 forfeiture by the Executive, in accordance with this Section 7(b) and Section 12 below, and which shall be granted as set forth below:

           Date of Grant                               Number of Shares
           -------------                               ----------------
     On or about the Effective Date                         300,000

During the period commencing on the Effective Date and ending on December 31, 1998, the Restricted Stock shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Executive to dispose of any shares of the Restricted Stock in any such manner shall result in the immediate forfeiture of such shares and all other shares of the Restricted Stock. Notwithstanding the restrictions contained in this Section 7(b)(i), the Executive may, during the Restriction Period but subject to the consent of the Board (which shall not unreasonably withhold such consent), transfer all or a portion of the shares of the Restricted Stock to a trust established for the benefit of members of the Executive's immediate family; PROVIDED, however, that the terms of the trust agreement governing such trust shall provide that such trust shall not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any shares of the Restricted Stock during the Restriction Period. If the Executive's employment is terminated prior to December 31, 1998 (i) by the Company for Cause or (ii) by the Executive without Good Reason (other than a termination of the Executive's employment due to death, Disability or retirement), then all shares of the Restricted Stock shall immediately be forfeited by the Executive as of the date of the termination of his employment.

           (ii) In the event the Fair Market Value of the 300,000 shares of Common Stock granted to Executive pursuant to Section 7(b)(i), above, is less than $1 million on December 31, 1998, Company further agrees to pay to Executive a sum equal to the difference between $1 million and the (lesser) Fair Market Value on December 31, 1998 of the 300,000 shares of Common Stock. The sum which shall become due and payable to Executive on or before February 28, 1999 shall, at Executive's option, be payable either in cash or in Common Stock (based upon its Fair Market Value at the time of payment), or in a combination of cash and Common Stock. If applicable, Executive shall notify Company, in writing, on or before January 7, 1999 as to whether he elects to be paid in cash, Common Stock, or a combination of cash and Common Stock.

           (iii) In the event Executive's employment is terminated prior to December 31, 1998 due to Executive's disability pursuant to Section 12(b), or by the Company without Cause pursuant to Section 12(d), or by Executive for Good Reason pursuant to Section 12(c), or by

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Executive following a Change-in-Control Date pursuant to Section 12(g), the
Common Stock valuation date set forth in Section 7(b)(ii) shall instead be the effective date of the termination of Executive's employment rather than December 31, 1998, and Company shall pay to Executive, within sixty (60) days following the date of termination of Executive's employment, a sum equal to the difference between $1 million and the Fair Market Value on the aforesaid valuation date of 300,000 shares of Common Stock.

     (c) Notwithstanding anything herein to the contrary, the Company shall grant the Executive under the Company's applicable long-term incentive compensation plan an option to purchase 800,000 shares of Common Stock (the "Option"). The exercise price of the Option shall be equal to the Fair Market Value of the Common Stock on the date of grant of the Option. The Option shall expire on, and shall not be exercisable on and after, the 10th anniversary of the Option's date of grant, subject to earlier expiration in accordance with
Section 12 below. No portion of the Option shall be exercisable on the Option's date of grant, but a percentage of the Option shall become exercisable on, and shall remain exercisable on and after, each of the first 5 anniversaries of the Effective Date, as set forth in the table below, and subject to the Option's expiration in accordance with this Section 7(c) and Section 12 below:

                                        Percentage of Option which is
           Anniversary of the           Exercisable and Remains
           Effective Date               Exercisable Until Option Expires
           --------------               --------------------------------

                 0                                     0%
                 1st                                   20%
                 2nd                                   40%
                 3rd                                   60%
                 4th                                   80%
                 5th                                   100%

8.   EMPLOYEE BENEFIT PROGRAMS.

     (a) During the Term of Employment, the Executive shall be entitled to participate in various employee welfare and pension benefit plans, programs and/or arrangements applicable to the Executive.

     (b) During the term of Employment, the Company shall provide the Executive with term life insurance with a death benefit equal to $1 million.
The Company shall pay all premiums with respect to such life insurance. Such life insurance may be provided either through the Company's group life insurance programs, by an individual policy, or by a combination of both group and individual policies.

9. REIMBURSEMENT OF BUSINESS EXPENSES. The Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under the Agreement, and the Company shall reimburse him for all such reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the

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Company's policy.

10.  PERQUISITES.

     (a) During the Term of Employment, the Executive shall be entitled to participate in the Company's executive fringe benefits applicable to the Company's senior-level executives, commensurate with Executive's position as Chief Executive Officer and Chairman, in accordance with the terms and conditions of such arrangements as are in effect from time to time.

     (b) Notwithstanding anything herein to the contrary, the Executive shall receive a minimum monthly car allowance of $850, and the Company shall pay the Executive such monthly car allowance at the end of each month during the Term of Employment.

11. VACATION. The Executive shall be entitled to 20 paid vacation days per calendar year in accordance with the Company's vacation policy.

12.  TERMINATION OF EMPLOYMENT.

     (a) TERMINATION OF EMPLOYMENT DUE TO DEATH. In the event of the Executive's death during the Term of Employment, the Term of Employment shall end as of the date of the Executive's death and his estate and/or beneficiaries, as the case may be, shall be entitled to the following:

           (1) Base Salary earned but not paid prior to the date of his death;

           (2) all annual incentive compensation awards with respect to any year prior to the year of his death which have been earned but not paid;

           (3) a pro rata annual incentive compensation award for the year in which the Executive's death occurs; PROVIDED, HOWEVER, that the performance goals established under the annual incentive compensation plan or program with respect to the year in which the Executive's death occurs are met;

           (4) the restrictions on transferability with respect to all shares of the Restricted Stock shall immediately be removed;

           (5) the exercisable portion of the Option held by the Executive as of the date of his death shall remain exercisable until the earlier of (i) the end of the 1-year period following the date of the Executive's death or (ii) the date the Option would otherwise expire;

           (6) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9, 10 or 11 above; and

           (7) such other or additional benefits, if any, as may be provided under

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                 applicable plans, programs and/or arrangements of the Company.

     (b) TERMINATION OF EMPLOYMENT DUE TO DISABILITY. If the Executive's employment is terminated due to Disability during the Term of Employment, either by the Company or by the Executive, the Term of Employment shall end as of the date of the Executive's termination of employment and the Executive shall be entitled to the following (but in no event less than the benefits due him under the then current disability program of the Company):

           (1) Base Salary earned but not paid prior to the date of the termination of the Executive's employment;

           (2) all annual incentive compensation awards with respect to any year prior to the year of the termination of the Executive's employment which have been earned but not paid;

           (3) an amount equal to the Base Salary (based on the Base Salary in effect on the date of termination of Executive's employment) with respect to a period equal to 18 months payable in accordance with the Company's regular payroll practices, REDUCED, HOWEVER, by any amounts received by Executive during such 18 month period in benefits provided under any disability insurance policy the premiums for which policy are paid by Company as an employee benefit.

           (4) a pro rata annual incentive compensation award for the year in which the termination of the Executive's employment occurs; PROVIDED, HOWEVER, that the performance goals established under the annual incentive compensation plan or program with respect to the year in which the termination of the Executive's employment occurs are met;

           (5) the restrictions on transferability with respect to all shares of the Restricted Stock shall immediately be removed;

           (6) the exercisable portion of the Option held by the Executive as of the date of the termination of his employment shall remain exercisable until the earlier of (i) the end of the 1-year period following the date of the termination of his employment or (ii) the date the Option would otherwise expire;

           (7) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9, 1 0 or 11 above; and

           (8) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

In no event shall a termination of the Executive's employment for Disability occur unless the

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Party terminating his employment gives written notice to the other Party in accordance with Section 24 below.

     (c) TERMINATION OF EMPLOYMENT BY THE COMPANY FOR CAUSE. If the Company terminates the Executive's employment for Cause during the Term of Employment, the Term of Employment shall end as of the date of the Executive's termination of employment for Cause and the Executive shall be entitled to the following:

           (1) Base Salary earned but not paid prior to the date of the termination of his employment;

           (2) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9, 1 0 or 11 above; and

           (3) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

     (d) TERMINATION OF EMPLOYMENT BY THE COMPANY WITHOUT CAUSE. If the Executive's employment is terminated by the Company without Cause, other than due to death or Disability, the Executive shall be entitled to the following:

           (1) Base Salary earned but not paid prior to the date of the termination of his employment;

           (2) all annual incentive compensation awards with respect to any year prior to the year of the termination of the Executive's employment which have been earned but not paid;

           (3) an amount equal to the Base Salary (based on the Base Salary in effect on the date of the termination of the Executive's employment) with respect to a period equal to 1 8 months payable at Executive's election: (i) in accordance with Company's regular payroll practice; or (ii) in a lump sum due within thirty (30) days of the date of termination of his employment, reduced to reflect its Present Value at a discount rate of 8.5% per annum;

           (4) a pro rata annual incentive compensation award for the year in which the termination of the Executive's employment occurs; PROVIDED, HOWEVER, that the performance goals established under the annual incentive compensation plan or program with respect to the year in which the termination of the Executive's employment occurs are met;

           (5) the restrictions on transferability with respect to all shares of the Restricted Stock shall immediately be removed;

           (6) the exercisable portion of the Option held by the Executive as of the date

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                 of the termination of his employment shall remain exercisable until the earlier of (i) the end of the 90 day period following the date of the termination of his employment or
                 (ii) the date the Option would otherwise expire;

           (7) 100% of the unexercisable portion of the Option held by the Executive as of the date of the termination of his employment shall immediately become exercisable and shall remain exercisable until the earlier of (i) the end of the 90 day period following the date of the termination of his employment or (ii) the date the Option would otherwise expire;

           (8) any amounts earned, accrued or owing to the Executive but not yet paid under Section 7, 8, 9, 10 or 11 above;

           (9) continued participation, as if he were still an employee, in the Company's medical, dental, hospitalization and life insurance plans, programs and/or arrangements and in other employee benefit plans, programs and/or arrangements in which he was participating on the date of the termination of his employment until the earlier of:

                 (A) the end of the 18-month period following the date of the termination of the Executive's employment; or

                 (B) the date, or dates, the Executive receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage by coverage or benefit-by-benefit basis);

                 PROVIDED, HOWEVER, that:

                 (X) if the Executive is (i) precluded from continuing his participation in any employee benefit plan, program or arrangement as provided in this Section 1 2(d) (9) because he is not an employee of the Company, and (ii) not receiving equivalent coverage and benefits through a subsequent employer, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this
                         Section 12(d)(9);

                 (Y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis; and

                 (Z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

           (10) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

     (e) TERMINATION OF EMPLOYMENT BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment for Good Reason. Upon a termination by the Executive of his employment for Good Reason, the Executive shall be entitled to the same payments and benefits as provided in Section 1 2(d) above; PROVIDED, HOWEVER, that if the Executive terminates his employment for Good Reason based on a reduction in Base Salary under Section 1(1)(2) above, then the Base Salary to be used in determining the salary continuation payments in accordance with
Section 12(d)(3) above shall be the Base Salary in effect immediately prior to such reduction.

     (f) VOLUNTARY TERMINATION OF EMPLOYMENT BY.. THE EXECUTIVE WITHOUT GOOD REASON. If the Executive voluntarily terminates his employment without Good Reason, other than a termination of employment due to death, Disability or retirement, the Executive shall be entitled to the same payments and benefits as provided in Section 12(c) above, A termination of the Executive's employment under this Section 12(f) shall be effective upon 90 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

     (g)   TERMINATION OF EMPLOYMENT BY THE EXECUTIVE FOLLOWING A
CHANGE-IN-CONTROL DATE.  Notwithstanding anything herein to the contrary:

           (1) the restrictions on transferability with respect to all shares of the Restricted Stock shall immediately be removed as of the Change-in-Control Date;

           (2) 100 percent of the unexercisable portion of the Option held by the Executive as of the Change-in-Control Date shall immediately become exercisable and shall remain exercisable until the earlier of (i) the date the Option would otherwise expire or (ii) in the event of the Executive's death or a termination of his employment under Section 12(b) or 12(d) above or Section 12(g)(3) below, the end of the period specified in Section 12(a)(5)(i), 12(b)(5)(i) or 12(d)(6)(i)
                 above, as the case may be; and

           (3) if during the 90-day period following a Change-in-Control Date the Executive terminates his employment for any reason, the termination of employment shall be deemed a termination of the Executive's employment by the Company without Cause and the Executive shall be entitled to the same payments and benefits as provided in Section 12(d) above.

A failure by the Executive to exercise his rights granted under Section
12(g)(3) above during the 90-day period following a Change-in-Control Date shall not be deemed a waiver of any rights under this Agreement.

     (h) NONRENEWAL OF AGREEMENT BY THE COMPANY. If (i) the Company does not renew the Term of Employment in accordance with Section 2 above and (ii) the Executive remains employed by the Company on a continuous basis until the end of the Term of Employment, the Executive shall be entitled only to the same payments and benefits as provided in Sections 12(d)(1), 12(d)(2), 12(d)(3), 12(d)(4), 12(d)(5), 12(d)(6), 12(d)(7), 12(d)(8), 12(d)(9) and 12(d)(10) above; PROVIDED,
HOWEVER, that:

           (1) the unexercisable portion of the Option held by the Executive as of the end of the Term of Employment that would have become exercisable as of the date which is 18 months immediately following the end of the Term of Employment shall immediately become exercisable and shall remain exercisable until the earlier of (i) the end of the 90-day period following the end of the Term of Employment or (ii) the date the Option would otherwise expire; and

           (2) the date on which the Term of Employment ends shall be deemed to be the date of the termination of the Executive's employment by the Company without Cause.

     (i) NONRENEWAL OF AGREEMENT BY THE EXECUTIVE. In the event that the Executive does not renew the Term of Employment in accordance with Section 2 above, the Executive shall be entitled to the same payments and benefits as provided in Section 12(c) above, and the date on which the Term of Employment ends shall be deemed to be the date of the termination of the Executive's employment by the Company for Cause.

13.  CONFIDENTIALITY: ASSIGNMENT OF RIGHTS.

     (a) During the Term of Employment and thereafter, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Term of Employment, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as an employee of the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, or (iii) as to such confidential information that becomes generally known to the public or trade without violation of this Section 13(a).

     (b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "rights") which during the Term of Employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company's business or arise out of any work he performs or information he receives regarding the business of the Company while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in the entire right, title and interest in and to all such rights.

14.  NONCOMPETITION; NONSOLICITATION.

     (a) The Executive covenants and agrees that for a period commencing on the Effective Date and ending on the later of (i) the second anniversary of the Effective Date or (ii) the end of the 12-month period following the end of the Term of Employment, he shall not at any time, without the prior written consent of the Company, directly or indirectly, engage in a Competitive Activity.

     (b) The Executive covenants and agrees that for a period commencing on the Effective Date and ending on the later of (i) the second anniversary of the Effective Date or (ii) the end of the 12-month period following the end of the Term of Employment, he shall not at any time, directly or indirectly, solicit
(i) any client or customer of the Company or any Subsidiary with respect to a Competitive Activity or (ii) any employee of the Company or any Subsidiary for the purpose of causing such employee to terminate his or her employment with the Company or such Subsidiary.

     (c) The Parties acknowledge that in the event of a breach or threatened breach of Section 14(a) and/or Section 14(b) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 14(a) and/or Section 14(b) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 14(a) and/or Section 14(b) above.
Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 14(a) and/or Section 14(b) above, including the recovery of damages.

15. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that, subject to the provisions of Section 12(g), such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; PROVIDED, HOWEVER, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

16. REPRESENTATION. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents and warrants that no agreement exists between him and any other person, firm or organization that would be violate by the performance of his obligations under this Agreement.

17. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

18. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either P arty or any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

19. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and, shall remain in full force and effect to the fullest extent permitted by law.

20. SURVIVORSHIP . The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

21. BENEFICIARIES/REFERENCES. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

22. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

23. RESOLUTION OF DISPUTES. Any disputes arising under or in connection with the Agreement may, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. If arbitration is elected, the Executive and the Company shall mutually select the arbitrator. If the Executive and the Company cannot agree on the selection of an arbitrator, each Party shall select an arbitrator and the two arbitrators shall select a third arbitrator, and the three arbitrators shall form an arbitration panel which shall resolve the dispute by majority vote. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Costs of the arbitrator or arbitrators and other similar costs in connection with an arbitration shall be shared equally by the Parties; all other costs, such as attorneys' fees incurred by each Party, shall be borned by the Party incurring such costs.

24.  NOTICES.

           If to the Company:      INTEK Diversified Corporation
                                   970 West 190th Street,
                                   Suite 72
                                   Torrance, California 90502
                                   Attention:     Chairman of the Board

           with a copy to:         Securicor plc
                                   Sutton Park House
                                   15 Carshalton Road
                                   Sutton Surrey SM1 4LD
                                   Attention:     Company Secretary

           If to the Executive:    Mr. Robert J. Shiver
                                   16 Carton Road
                                   Morristown, New Jersey 07960

           with a copy to:         Lindabury, McCormick & Estabrook
                                   53 Cardinal Drive
                                   P.O. Box 2369
                                   Westfield, New Jersey 07091
                                   Attention:     William R. Watkins, Esq.

25. HEADINGS - The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

26.  COUNTERPARTS - This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   INTEK Diversified Corporation



                                   By:___________________________




                                   ______________________________
                                   Robert J. Shiver